UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): January 8, 2018

OrthoPediatrics Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(I.R.S. Employer Identification Number)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2017, OrthoPediatrics Corp. (the “Company”) entered into a Fourth Amended and Restated Loan and Security Agreement (the “Agreement”) among Squadron Capital LLC, a Delaware limited liability company (the “Lender”), the Company, and the other Borrowers (as defined in the Agreement), dated as of December 31, 2017, together with a Second Amended and Restated Term Note A and a Revolving Note of even date therewith (collectively, the “Notes”). Under the terms of the Agreement and the Notes, the Lender has provided to Borrowers a term loan in the principal amount of $20.0 million and a revolving loan in an aggregate principal amount that will not exceed $15.0 million. Interest on the term loan and the revolving loan will accrue at the lesser of (a) three month LIBOR plus 8.61% or (b) 10.0% (the “Applicable Rate”) and will be payable monthly by the Borrowers. Payments of principal and all accrued but unpaid interest will be due and payable upon the earlier of January 31, 2023, or the occurrence of any transaction or series of transactions pursuant to which any person or entity in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power to elect a majority of the Company’s Board of Directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock), or (ii) all or substantially all of the Company’s assets determined on a consolidated basis. The Lender’s loans under the Agreement and the Notes are secured by a security interest in the Company’s and other Borrower’s assets. The Agreement and the Notes provide for customary events of default. If an event of default is not cured within the time periods specified (if any), the Lender has the right to accelerate the Company’s payment of principal and interest in addition to other rights and remedies.

The Agreement and the Notes, among other things, amend and restate the Third Amended and Restated Loan and Security Agreement among the Lender and Borrowers, dated April 26, 2017, the Amended and Restated Term Note A, dated April 26, 2017 and the Term Note B, dated as of April 26, 2017, by (a) consolidating the prior term note amounts into a $20.0 million term note and reestablishing a $15.0 million revolving loan, (b) changing the interest rate on the term note and the revolving loan to the Applicable Rate (compared to the previous rate of 10.0% for the term note and 11.0% for the revolving credit facility), and (c) extending the loan period through January 31, 2023, except as accelerated pursuant to the Agreement (compared to the previous maturity of May 31, 2019 or 2020 depending on revenue).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement and the Notes, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

The Lender holds greater than 5% of the common stock of the Company and has designated four (4) directors to the Company’s Board of Directors pursuant to the Stockholders’ Agreement, dated October 16, 2017, between the Lender and the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit No.	Description
	10.1	Fourth Amended and Restated Loan and Security Agreement, by and among the Lender and Borrowers, dated as of December 31, 2017.
	10.2	Second Amended and Restated Term Note A, by and among the Lender and Borrowers, dated as of December 31, 2017.
	10.3	Revolving Note, by and among the Lender and Borrowers, dated as of December 31, 2017.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OrthoPediatrics Corp.

Date: January 8, 2018	By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen, General Counsel and Secretary